EXHIBIT 15



August 9, 2002

The Shareholders and Board of Directors
American Express Company

We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 2-46918, No. 2-59230, No. 2-64285, No. 2-73954, No. 2-89680, No.
33-01771, No. 33-02980, No. 33-28721, No. 33-33552, No. 33-36422, No.
33-48629, No. 33-62124, No. 33-65008, No. 33-53801, No. 333-12683, No.
333-41779, No. 333-52699, No. 333-73111 and No. 333-38238; Form S-3 No.
2-89469, No. 33-43268, No. 33-50997, No. 333-32525, No. 333-45445, No.
333-47085, No. 333-55761 and No. 333-51828) of American Express Company of our report dated August 8, 2002 relating to the unaudited consolidated interim financial statements of American Express Company which are included in its Form 10-Q for the three and six-month periods ended June 30, 2002.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                              /s/ Ernst & Young LLP

New York, New York